UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

Sinoenergy Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-30017	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing China, 100107
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-10-84928149

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2008, the board of directors of Sinoenergy Corporation (the “Company”) elected Xiangdong (Donald) Yang as a director of the Company. Mr. Yang does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Since 2007, Mr. Yang has been president of Abax Global Capital, a Hong Kong based investment firm of which Mr. Yang is a founding partner, focused on Pan-Asian public and private investments with a particular emphasis on Greater China and South East Asia.  From 2000 to 2007, Mr. Yang was a managing director and head of Hong Kong and China Debt Capital Market at Merrill Lynch.  Mr. Yang holds an MBA degree from the Wharton School of Business and a BA degree from Nankai University in China.

Abax Lotus Ltd., an affiliate of Abax Global Capital, is the lead investor in the Company's $30,000,000 note financing which closed in September 2007, having purchased $10,700,000 principal amount of the Company’s 12% Guaranteed Senior Notes due 2012 and $9,300,000 principal amount of the Company’s 3% Guaranteed Senior Convertible Note dues 2012. Pursuant to an investor rights agreement, Abax has the right to appoint up to 20% of the members of the Company's board of directors and Mr. Tianzhou Deng, the Company’s chairman of the board of directors, and Mr. Bo Huang, the Company’s chief executive officer, have agreed to vote the shares of common stock beneficially owned by them in favor of the election of the Abax nominees for director at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders.

In addition, on May 27, 2008, Yanying Liu resigned as Secretary of the Company, effective June 1, 2008. There was no disagreement or dispute between Ms. Liu and the Company which led to her resignation. On May 27, 2008, the board of directors appointed Anlin Xiong as Secretary of the Company, effective June 1, 2008. There are no understandings or arrangements between Mr. Xiong and any other person pursuant to which Mr. Xiong was elected as an executive officer. Mr. Xiong does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Mr. Xiong joined the Company as the Vice President in charge of the Company's financing and investment activities in February 2008. Before joining the Company, Mr. Xiong was a senior manager at BOE Technology Group Co., Ltd., a leading Chinese LCD (Liquid Crystal Display) manufacturer listed on Shenzhen Stock Exchange, from October 2005 until February 2008. From May 2005 until October 2005, Mr. Xiong was a senior engineer at Alpha & Omega Semiconductor (Shanghai) Co. Ltd. in China. Mr. Xiong received a MS in Electrical Engineering from the University of Illinois at Urbana-Champaign in 2004, a MS in Physics from West Virginia University in 2003, and a BS in Electronic Engineering from Tsinghua University in China in 2000. Mr. Xiong also holds a Certificate of China Legal Professional, which is the lawyer qualification certificate in China.

A copy of the press release that discusses this matter is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1	Press Release, dated May 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOENERGY CORPORATION
(Registrant)

Date: June 2, 2008	/s/ Bo Huang
Bo Huang, Chief Executive Officer